                                                      Registration No. 333-37098

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                              AMENDMENT NO. 2
                                  TO FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                         ARISTOTLE INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)
                                ----------------

             Delaware                        7372                    061022613
 (State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
  incorporation or organization)     Classification Number)     Identification No.)

                          50 E Street, S.E., Suite 300
                              Washington, DC 20003
                                 (202) 543-8345
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                                John A. Phillips
                            Chief Executive Officer
                               2266 Union Street
                        San Francisco, California 94123
                                 (415) 440-1102
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
         David R. Snyder, Esq.                 Kristian E. Wiggert, Esq.
     Christopher M. Forrester, Esq.              Melissa L. Mong, Esq.
        Jeffrey W. Lobb, Esq.                    Craig M. Glantz, Esq.
     Pillsbury Madison & Sutro LLP              Morrison & Foerster LLP
    11975 El Camino Real, Suite 200                425 Market Street
      San Diego, California 92120           San Francisco, California 94105
         Phone: (858) 509-4052                   Phone: (415) 268-7000
          Fax: (858) 509-4010                     Fax: (415) 268-7522
       Counsel to the Registrant               Counsel to the Underwriter

                                ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                ----------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates, except the registration fee and the NASD filing fee.

                                                                        Amount
                                                                      to be Paid
                                                                      ----------
   SEC Registration Fee..............................................   $8,501
   NASD Filing Fee...................................................    3,500
   Nasdaq National Market Listing Fee................................       *
   Printing and Engraving............................................       *
   Legal Fees and Expenses...........................................       *
   Accounting Fees and Expenses......................................       *
   Blue Sky Fees and Expenses........................................       *
   Transfer Agent Fees...............................................       *
   Director & Officer Liability Insurance (1933 Act Premiums)........       *
   Miscellaneous.....................................................       *
                                                                        ------
     Total...........................................................   $   *
                                                                        ======

  --------
  * To be completed on amendment.

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

  As permitted by Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

  As permitted by the Delaware General Corporation Law, the bylaws of the registrant provide for indemnification of the registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

  The registrant intends to enter prior to the closing of this offering into agreements with its directors and executive officers that will require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not prohibited by law.

  The registrant intends to purchased directors and officers liability insurance prior to the closing of this offering.

  Reference is also made to the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the registrant against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

  During the past three years, the following securities were sold or issued by the registrant without registration under the Securities Act:

  (a) Issuances of capital stock:

    1. In September 1999, the registrant issued and sold 1,272,727 shares of Series A Preferred Stock to three investors for an aggregate purchase price of $3,500,000, as follows:

    . W.R. Hambrecht/Aristotle, LLC--727,273 shares;

    . ePartners--363,636 shares; and

    . Odyssey Capital II, LLC--181,818 shares.

  Messrs. Donatiello and Hambrecht, directors of our company, either control or are affiliated with W.R. Hambrecht/Aristotle, LLC and Mr. Donatiello is a managing member of ePartners and Odyssey Capital II, LLC. These sales were deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act, or Regulation D promulgated thereunder.

  (b) Grants of stock options:

    1. The registrant's 1999 Stock Option Plan was adopted by the board of directors in 1999. The registrant has granted at various times since March 31, 1999 options for 800,800 shares of common stock at a purchase price of between $1.10 per share and $5.48 per share. The grant of these options were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

  (c) Convertible Promissory Notes:

    1. In September 1999, the registrant issued a convertible promissory note in the amount of $308,139, without interest, in satisfaction of certain payments made to it by John A. Phillips and Dean A. Phillips. The note is convertible upon demand of the holders into Series A Preferred Stock, which is in turn convertible into 153,326 shares of common stock at the closing of this offering. The number of shares subject to the conversion is determined by dividing the then outstanding principal amount of the Note by the original Series A issue price, as established in the registrant's Restated Certificate of Incorporation, and with certain adjustments as described in Article IV(B)(4)(d) therein. These sales were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder.

  The recipients of securities in each of the above transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Exhibit
 Number                                Description
 -------                               -----------
  *1.1   Form of Underwriting Agreement.

  +3.1   Form of Amended and Restated Certificate of Incorporation of Aristotle
          International, Inc.

  +3.2   Form of Amended and Restated Bylaws of Aristotle International, Inc.

   4.1   Form of Stock Certificate.

  +4.2   Aristotle Publishing, Inc., Investors' Rights Agreement, dated as of
          September 17, 1999, by and among the registrant and the parties who are signatories thereto.

  +4.3   Agreement and Notice of Conversion.

  *5.1   Opinion of Pillsbury Madison & Sutro LLP.

 +10.1   Registrant's 1999 Stock Option Plan.

 +10.2   Form of Registrant's 2000 Omnibus Equity Incentive Plan.

 +10.3   Employment and Stock Repurchase Agreement, dated as of September 17,
          1999, by and between the registrant and John A. Phillips.

 +10.4   Employment and Stock Repurchase Agreement, dated as of September 17,
          1999, by and between the registrant and Dean A. Phillips.

 +10.5   Letter Agreement, dated as of October 6, 1999, by and between the registrant and Rob Christ.

 +10.6   Letter Agreement, dated as of November 2, 1999, by and between the registrant and Blair Richardson.

 +10.7   Letter Agreement, dated as of May 25, 1995, by and between the registrant and Gordon N. Nahlik [Stoll].

 +10.8   Form of Directors and Officers' Indemnification Agreement.

 +10.9   Agreement, dated as of February 9, 1998, between the registrant and
          Central Address Systems, Inc.

 +10.10 Lease Agreement, dated as of September 28, 1999, between the registrant and Colleen Brent, Leland Dobbs and Barrett G. Levine.

 +10.11 Office Lease Agreement, dated as of January 15, 2000, between the registrant and Council on American-Islamic Relations.

 +10.12  Lease Agreement, dated September 30, 1996, between the registrant and
          Sidney S. Zlotnick and Renee Z. Kraft.

 +10.13  Form of Proprietary Information and Inventions Agreement.

 +10.14  Form of Registrant's 2000 Employee Stock Purchase Plan.

 +10.15  Form of Charter of the Aristotle International, Inc. Audit Committee.

 +10.16  Form of Charter of the Aristotle International, Inc. Compensation
          Committee.

 +10.17  License Agreement, dated February 2, 2000, between the registrant and
          National Homemovers Database Limited.

  10.18 Joint Marketing and Development Agreement, dated June 29, 2000, between the registrant and VeriSign, Inc.

  10.19 MatchLogic Master Services Agreement, dated June 30, 2000, between the registrant and MatchLogic, Inc.

 *23.1   Consent of KPMG LLP, Independent Auditors.

 *23.2   Consent of Keller Bruner & Company, LLP.

 *23.3   Consent of Pillsbury Madison & Sutro LLP (contained in their opinion filed as Exhibit 5.1).

 +24.1   Power of attorney (reference is made to Page II-4).

 +27.1   Financial Data Schedule for Aristotle International, Inc.

-------
* To be filed by amendment
+ Previously filed

  (b) Financial Statement Schedules

    See Schedule II previously filed.

Item 17. Undertakings

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 20th day of July, 2000.

                                          ARISTOTLE INTERNATIONAL, INC.

                                                  /s/ John A. Phillips
                                          By: _________________________________
                                                      John A. Phillips
                                                Chief Executive Officer and
                                                          Director

                 Name                               Title                     Date
                 ----                               -----                     ----


       /s/ John A. Phillips            Chief Executive Officer and        July 20, 2000
______________________________________  Director (Principal Executive
           John A. Phillips             Officer)


       /s/ T. Robert Christ            Chief Financial Officer            July 20, 2000
 ______________________________________  (Principal financial Officer
           T. Robert Christ             and Principal Accounting
                                        Officer)

      */s/ Dean A. Phillips            President and Director             July 20, 2000
______________________________________
           Dean A. Phillips

  */s/ Nicholas Donatiello, Jr.        Director                           July 20, 2000
______________________________________
       Nicholas Donatiello, Jr.

        */s/ Esther Dyson              Director                           July 20, 2000
______________________________________
             Esther Dyson

    */s/ William R. Hambrecht          Director                           July 20, 2000
______________________________________
         William R. Hambrecht

   /s/ John A. Phillips
*By: __________________________
       John A. Phillips
       Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
  *1.1   Form of Underwriting Agreement.

  +3.1   Form of Amended and Restated Certificate of Incorporation of Aristotle
          International, Inc.

  +3.2   Form of Amended and Restated Bylaws of Aristotle International, Inc.

   4.1   Form of Stock Certificate.

  +4.2   Aristotle Publishing, Inc., Investors' Rights Agreement, dated as of
          September 17, 1999, by and among the registrant and the parties who are signatories thereto.

  +4.3   Agreement and Notice of Conversion.

  *5.1   Opinion of Pillsbury Madison & Sutro LLP.

 +10.1   Registrant's 1999 Stock Option Plan.

 +10.2   Form of Registrant's 2000 Omnibus Equity Incentive Plan.

 +10.3   Employment and Stock Repurchase Agreement, dated as of September 17,
          1999, by and between the registrant and John A. Phillips.

 +10.4   Employment and Stock Repurchase Agreement, dated as of September 17,
          1999, by and between the registrant and Dean A. Phillips.

 +10.5   Letter Agreement, dated as of October 6, 1999, by and between the registrant and Rob Christ.

 +10.6   Letter Agreement, dated as of November 2, 1999, by and between the registrant and Blair Richardson.

 +10.7   Letter Agreement, dated as of May 25, 1995 by and between the registrant and Gordon N. Nahlik [Stoll].

 +10.8   Form of Directors and Officers' Indemnification Agreement.

 +10.9   Agreement, dated as of February 9, 1998, between the registrant and
          Central Address Systems, Inc.

 +10.10 Lease Agreement, dated as of September 28, 1999, between the registrant and Colleen Brent, Leland Dobbs and Barrett G. Levine.

 +10.11 Office Lease Agreement, dated as of January 15, 2000, between the registrant and Council on American-Islamic Relations.

 +10.12  Lease Agreement, dated September 30, 1996, between the registrant and
          Sidney S. Zlotnick and Renee Z. Kraft.

 +10.13  Form of Proprietary Information and Inventions Agreement.

 +10.14  Form of Registrant's 2000 Employee Stock Purchase Plan.

 +10.15  Form of Charter of the Aristotle International, Inc. Audit Committee.

 +10.16  Form of Charter of the Aristotle International, Inc. Compensation
          Committee.

 +10.17  License Agreement, dated February 2, 2000, between the registrant and
          National Homemovers Database Limited.

  10.18 Joint Marketing and Development Agreement, dated June 29, 2000, between the registrant and VeriSign, Inc.

  10.19 MatchLogic Master Services Agreement, dated June 30, 2000, between the registrant and MatchLogic, Inc.

 *23.1   Consent of KPMG LLP, Independent Auditors.

 *23.2   Consent of Keller Bruner & Company, LLP.

 *23.3   Consent of Pillsbury Madison & Sutro LLP (contained in their opinion filed as Exhibit 5.1).

 +24.1   Power of attorney (reference is made to Page II-4).

 +27.1   Financial Data Schedule for Aristotle International, Inc.

--------
* To be filed by amendment
+ Previously filed